Exhibit 99.1

urban-gro, Inc. Reports Preliminary Fourth Quarter and Fiscal Year 2020 Results

•	Record Q4 2020 revenues of $9.0 million to $9.3 million, which would represent an increase of at least $2.9 million (26%) from revenues of $7.1 million reported in Q4 2019.
•	Record 2020 revenues of $25.6 million to $25.9 million, which would represent an increase of at least $1.4 million (6%) from revenues of $24.2 million reported in 2019.
•	Net loss for Q4 2020 of negative ($1.7) million to negative ($1.4) million, which would represent an improvement of at least $0.9 million from net loss of negative ($2.6) million in Q4 2019.
•	Net loss for 2020 of negative ($5.7) million to negative ($5.4) million, which would represent an improvement of at least $2.7 million from net loss of negative ($8.4) million in 2019.
•	Company expects to achieve positive Adjusted EBITDA for the second quarter in a row and achieve full-year 2020 Adjusted EBITDA of negative ($0.9) to ($0.7) million, which would represent an improvement of at least $2.4 million from negative ($3.3) million in 2019.
•	Company enters 2021 with contractually committed orders for environmental and cultivation equipment systems for which revenue has not been recognized (“Backlog”) exceeding $14 million.

Lafayette, CO (January 4, 2020) – urban-gro, Inc. (OTCQX: UGRO) (“urban-gro” or the “Company”), a leading global horticulture services company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems into these high-performance facilities, announced today its preliminary and unaudited expected Revenues, Net Loss, and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for its fourth quarter and fiscal year ended December 31, 2020.

urban-gro expects its preliminary and unaudited fiscal fourth quarter 2020 revenue to be between $9.0 million and $9.3 million, compared to $7.1 million in its fiscal fourth quarter 2019, representing more than a 26% increase. Preliminary and unaudited fiscal year 2020 revenue is expected to be between $25.6 million and $25.9 million, compared to $24.2 million reported in its fiscal year 2019. This expected increase in revenue was driven by an increase in the shipment of complex environmental equipment systems and sales of other cultivation equipment predominantly tied to design contracts signed.

urban-gro expects its preliminary and unaudited fiscal fourth quarter 2020 net loss to be between negative ($1.7) million and negative ($1.4) million, compared to negative ($2.6) million in its fourth quarter of 2019. Preliminary unaudited fiscal year 2020 net loss is expected to be between negative ($5.7) million and negative ($5.4) million, compared to negative ($8.4) million in its fiscal year 2019. This expected improvement in net loss is driven by a reduction in operating expenses.

In addition, the Company expects to achieve positive Adjusted EBITDA for the second quarter in a row, with Adjusted EBITDA for fiscal year 2020 expected to be between negative ($0.9) to ($0.7) million, which represents an improvement of more than $2.3 million from Adjusted EBITDA of negative ($3.3) million reported for the full fiscal year 2019.

“Considering the delays in execution resulting from the COVID-19 pandemic in the first half of this year, we made excellent progress and fundamental advancements to ensure growth for urban-gro over the course of 2020. Further, the fourth quarter of 2020 is a solid representation of an exciting trend and I believe the flawless execution of our strategy, and the deliberate steps we have taken to secure our next phase of growth, will make 2021 an even better year. Entering 2021, we have a Backlog exceeding $14 million. This is just the beginning of what we believe will be a transformational upcoming year for urban-gro,” commented Bradley Nattrass, Chief Executive Officer and Chairman of urban-gro.

urban-gro expects to file its Form 10-K for the year ending December 31, 2020 by the filing deadline of March 31, 2021.

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About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering design and services company focused on the commercial horticulture market.  We engineer and design commercial Controlled Environment Agriculture (“CEA”) facilities and then integrate complex environmental equipment systems into these high-performance facilities. Operating in the global market, our custom-tailored approach to design, procurement, and equipment integration provides a single point of accountability across all aspects of growing operations. We also help our clients achieve operational efficiency and economic advantages through a full spectrum of professional services and programs focused on facility optimization and environmental health. Visit www.urban-gro.com to learn more.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. For example, when the Company discusses expected fourth quarter and full year 2020 revenue, net loss and Adjusted EBITDA, and discusses its prospects for 2021, it is using forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2020. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Non-GAAP Financial Measures

This press release includes the non-GAAP (Generally Accepted Accounting Principles) financial measure of Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) attributable to urban-gro, determined in accordance with GAAP, excluding the effects of certain operating and non-operating expenses, including, but not limited to, interest expense, depreciation of tangible assets, amortization of intangible assets, impairment of investments, foreign exchange gains/losses, and stock-based compensation that the Company does not believe reflect our core operating performance. At the present time, the Company is unable to provide a reconciliation of net income (loss) to Adjusted EBITDA. The Company anticipates including this reconciliation in urban-gro’s annual report on Form 10-K for the year ended December 31, 2020. Non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s operating results primarily because it excludes amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that Adjusted EBITDA is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report this non-GAAP measure could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.

urban-gro Investor Relations Contact:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

UGRO@jtcir.com

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